UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 10, 2022

Clovis Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35347	90-0475355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Flatiron Parkway, Suite 100 Boulder, Colorado		80301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 625-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock par Value $0.001 per Share	CLVS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 2.02	Results of Operations and Financial Condition.

On January 10, 2022, Clovis Oncology, Inc. (the “Company”) issued a press release announcing certain unaudited preliminary financial results for the quarter and fiscal year ended December 31, 2021. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02 of Form 8-K and the information incorporated by reference herein, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Financial Results

On January 10, 2022, the Company announced certain preliminary estimated unaudited financial results for the quarter and year ended December 31, 2021. The financial information presented in this current report is preliminary and is subject to adjustment as a result of completion of customary quarterly review and audit procedures.

The Company anticipates global net product revenues for Rubraca in the range of $35.5 million to $36.1 million for the quarter ended December 31, 2021, which includes US product revenues in the range of $27.5 million to $27.9 million and ex-US product revenues in the range of $8.0 million to $8.2 million. This represents a sequential global decrease of between approximately 6.3% and 4.7% respectively compared to the quarter ended September 30, 2021. This decrease in revenues was primarily due to fewer ovarian cancer diagnoses and fewer patients treated in the US related to the ongoing impact of COVID-19. For the year ended December 31, 2021, the Company anticipates global net product revenues for Rubraca in the range of $148.3 million to $148.9 million, which includes US product revenues in the range of $115.6 million to $116.0 million and ex-US product revenues in the range of $32.7 million to $32.9 million, respectively.

The Company expects research and development expenses to be lower in the full year 2022 compared to 2021. The Company continues to expect selling, general and administrative expenses to decrease in the full year 2022 compared to 2021.

The Company anticipates net loss for the quarter ended December 31, 2021 in the range of $(60.0) million to $(65.0) million, or $(0.47) to $(0.51) per share. For the year ended December 31, 2021, the Company anticipates net loss in the range of $(260.0) million to $(265.0) million, or $(2.25) to $(2.29) per share.

The Company had $143.4 million in cash and cash equivalents as of December 31, 2021. During the quarter ended December 31, 2021, the Company raised $3.0 million in net proceeds through its previously established “at-the-market” equity offering program (the “ATM Program”). The Company currently has capacity to issue approximately $78.8 million of additional shares of common stock under this ATM Program.

As of December 31, 2021, the Company had drawn $147.2 million under its Sixth Street Partners, LLC (SSP) ATHENA clinical trial financing facility and had up to $27.8 million available to draw under the facility to fund the expenses of the ATHENA trial.

Net cash used in the Company’s operating activities is anticipated to be in the range of $41.1 million to $41.7 million during the quarter ended December 31, 2021, down approximately 10% to 11% from the quarter ended September 30, 2021.

Pipeline Highlights

Three Anticipated Rubraca Phase 3 studies on Track for 2022 Readouts

Top-line data from the ATHENA Phase 3 study in first-line maintenance treatment ovarian cancer setting evaluating Rubraca monotherapy versus placebo are expected in the first quarter of 2022 based on event-based projections. Data from the combination arm of Rubraca plus Opdivo® (nivolumab) versus Rubraca monotherapy are expected in the second half of 2022 based on protocol-defined assumptions.

Top-line data from the TRITON3 trial, which is expected to serve as the confirmatory study for Rubraca’s approval in metastatic castration-resistant prostate cancer (mCRPC) as well as a potential second-line label expansion, are expected in the second quarter of 2022. TRITON3 is a Phase 3 study evaluating Rubraca versus physician’s choice of chemotherapy or second-line androgen deprivation therapy in patients with mCRPC with BRCA and ataxia-telangiectasia mutated (ATM) protein mutations.

The three anticipated data readouts, ATHENA monotherapy, ATHENA combination and TRITON3, provide the potential to reach larger patient populations in earlier lines of therapy for ovarian and prostate cancers, in which Rubraca is currently approved in later-line indications. The timing for each data readout is contingent upon the occurrence of the protocol-specified progression-free survival (PFS) events.

LuMIERE Phase 1/2 Study of FAP-2286 Enrolling Patients with FAP-Positive Solid Tumors into Phase 1; Initial Phase 1 LuMIERE Data Expected in 2022

FAP-2286 is the first peptide-targeted radionuclide therapy (PTRT) and imaging agent targeting fibroblast activation protein (FAP) to enter clinical development and is the lead candidate in the Company’s TRT development program. The ongoing Phase 1 portion of the LuMIERE study, for which enrollment in the second dose cohort is currently ongoing, is evaluating the safety of the FAP-targeting investigational therapeutic agent and will identify the recommended Phase 2 dose and schedule of lutetium-177 labeled FAP-2286 (177Lu-FAP-2286). FAP-2286 labeled with gallium-68 (68Ga-FAP-2286) will be used as an investigational imaging agent to identify patients with FAP-positive tumors appropriate for treatment in LuMIERE. The first presentations of Phase 1 data from LuMIERE are expected at medical meetings in 2022. Once the Phase 2 dose is determined, Phase 2 expansion cohorts are planned in multiple tumor types and are expected to initiate in 2022.

Nonclinical data evaluating FAP expression across a variety of solid tumor types were presented at AACR-NCI-EORTC in October. High FAP expression was observed in multiple indications, including pancreatic ductal adenocarcinoma, salivary gland, mesothelioma, colon, bladder, sarcoma, squamous NSCLC, and head and neck cancers as well as in cancers of unknown primary. In these tumor types, high FAP expression was detected in both primary and metastatic tumor samples and was independent of tumor stage or grade. The analysis also demonstrated that in most tumor types, FAP expression was predominantly localized to cancer-associated fibroblasts (CAFs) surrounding the tumor cells and integrated into the tumor microenvironment. In addition, in cancers of mesenchymal origin including sarcoma and mesothelioma, expression was observed in tumor cells in addition to CAFs. These data support the investigation of FAP-2286 in multiple tumor types in the planned Phase 2 expansion cohorts of LuMIERE. Additional presentations of nonclinical data are anticipated at medical meetings over the next few quarters in 2022.

Impact of COVID-19 Pandemic

The Company’s ability to generate product revenues for the three and twelve months ended December 31, 2021 was negatively affected by the COVID-19 pandemic, primarily due to the ongoing effect the pandemic has had on oncology treatment and practice, and in particular, in ovarian cancer, resulting in fewer diagnoses and fewer patients going to in-person office visits in the U.S. As a result of the COVID-19 pandemic, the Company’s U.S. and European sales forces have had physical access to hospitals, clinics, doctors and pharmacies curtailed and/or have been limited. It is difficult to discern or predict any trend in new patient starts due to the unpredictability of the COVID-19 situation and the changing competitive landscape.

This curtailment of and/or limited physical access has decreased sales and marketing expenses during the three and twelve months ended December 31, 2021 and may extend into, and through at least a significant portion, of 2022. In addition, due to increased travel restrictions, quarantines, “work-at-home” and “shelter-in-place” orders and extended shutdown of certain non-essential business in the United States, and European and Asia-Pacific countries, in-person conferences and meetings requiring travel will decrease, resulting in a decrease of the Company’s selling, general and administrative expenses. The Company believe that it has a sufficient supply of Rubraca and its product candidates to continue its commercial and clinical operations as planned.

The Company did not see material disruption to its clinical trials as a result of the COVID-19 pandemic for the three and twelve months ended December 31, 2021. However, with the increase in cases of COVID-19 due to the Omicron variant, and the potential for quarantines, unavailability of medical services regarded as non-essential, or reluctance of patients to seek treatment, the Company may see delays in enrollment during 2022. For example, new patient recruitment in clinical studies, including LuMIERE, may be affected and the conduct of clinical trials may vary by geography as some regions are more adversely affected.

The trading prices for the Company’s common stock and of other biopharmaceutical companies have been highly volatile as a result of the coronavirus pandemic. As a result of this volatility and uncertainties regarding future impact of COVID-19 on the Company’s business and operations, the Company may face difficulties raising capital or may only be able to raise capital on unfavorable terms.

Liquidity

The Company has incurred significant net losses since inception and has relied on its ability to fund its operations through debt and equity financings. The Company expects operating losses and negative cash flows to continue for the foreseeable future even with Rubraca now generating revenues. Rubraca revenues have not been consistent in prior quarters, mainly as a result of the impact of COVID-19 and competition from other products on the market, including the impact on second-line maintenance that may result from an increase in first-line maintenance treatment of ovarian cancer, which has made forecasting revenues difficult. In addition to other factors, future Rubraca revenues will depend, in part, on the timing and extent of any recovery from the impacts of COVID-19, with any such recovery expected to take several quarters to have a meaningful impact on the Company’s financial results. Until the Company can generate a sufficient amount of Rubraca revenues to finance its cash requirements, which the Company does not expect in the foreseeable future and which the Company may never do in sufficient amounts, the Company expects to finance its operating plan through a combination of public or private equity or debt offerings, collaborations, strategic alliances and other similar licensing arrangements in both the short term and the long term. In the near term, the Company believes there is some flexibility within its operating plan, particularly with managing certain discretionary expenses, to adjust to variations in its expected Rubraca revenues and the availability and timing of potential sources of financings to meet its working capital requirements. However, based on its current cash, cash equivalents and liquidity available under its financing agreement related to the ATHENA trial, together with current estimates for revenues generated by sales of Rubraca, the Company will need to raise additional capital in the near term in order to fund its operating plan for the next 12 months. The Company currently has capacity to issue approximately $78.8 million of additional shares of common stock under its previously established ATM Program. There can be no assurance that the Company will be able to sell any shares of its common stock under the ATM Program or regarding the price at which the Company will be able to sell any such shares, and any sales by the Company of shares of its common stock under the ATM Program may be at prices that result in additional dilution to existing stockholders of the Company. In the event that the Company is unable to raise sufficient additional capital, the Company will need to cut expenses further, including potentially certain of its pipeline development programs, and undertake a more significant restructuring of the Company’s operations, in order to continue as a going concern and fund its committed obligations and working capital requirements. There can be no assurances that the Company will be able to achieve such a restructuring or that such a restructuring will be successful over the long term to allow the Company to fund its requirements and its plan to invest sufficient amounts to fund the development of FAP-2286 to its potential.

In addition, in order to continue to raise capital through the sale of equity securities beyond the shares already reserved for issuance under the Company’s ATM Program, the Company will need its stockholders, at the 2022 Annual Meeting of Stockholders, to consider again and to approve a proposal to amend the Company’s certificate of incorporation to increase the number of shares of common stock that the Company is authorized to issue. The Company cannot be certain that its stockholders will approve such a proposal. In the event the Company’s stockholders do not approve such a proposal, the Company’s ability to raise capital to fund its operations beyond the next 12 months will be significantly limited and the Company will need to consider potentially more costly sources of funding, potentially through incurring further indebtedness or entering into strategic partnerships or licensing arrangements for one or more of its products or product candidates in which it may have to give up certain of its future commercialization rights for interim funding. The Company cannot be certain that such other sources of funding will be available to it or on acceptable terms or in sufficient amounts to meet its requirements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press Release dated January 10, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

To the extent that statements contained in this current report are not descriptions of historical facts regarding the Company, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements contained in this press release include, among others, statements regarding the Company’s preliminary estimates of fourth quarter and fiscal year 2021 revenues, net loss and cash used in operating activities, the Company’s expectations for commercial launches, availability of study data and submission of regulatory filings and statements of its intentions and expectations for its development and discovery programs, including the timing and pace of pre-clinical development, plans for and expected timing and pace of clinical development, plans for additional applications of the FAP-2286 peptide, the potential impact of COVID-19 on the Company’s business and clinical trials and the Company’s ability to raise additional capital to fund its operating plan. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s future results, performance or achievements to differ significantly from that expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the impacts of the COVID-19 pandemic and disruption related to efforts to mitigate its spread on the Company’s business, results of operation or financial condition, including impacts on the vendors or distribution channels in it’s supply chain, impacts on its contract manufacturers ability to continue to manufacture its products, impacts on its ability to continue its development activities, impacts on the conduct of its clinical trials, including with respect to enrollment rates, availability of investigators and clinical trial sites or monitoring of data and impact on the ability and timing of the Company’s field personnel to conduct their activities with health care providers, the uncertainties inherent in the effect the Company’s future revenues or expenses may have on its cash and liquidity position, the market potential of the Company’s approved drug, including the performance of the Company’s sales and marketing efforts, the success of competing drugs and therapeutic approaches, changes in gross-to-net or free drug provided through the Company’s patient assistance program, the availability of reimbursement and insurance coverage, the timing of availability of data from its clinical trials, the uncertainties inherent in actions or decisions by the FDA, the EMA or other regulatory authorities regarding whether to accept or approve drug applications that may be filed, including delays or denials of regulatory approvals, clearances or authorizations for applications, as well as their decisions regarding drug labeling, reimbursement and pricing. Furthermore, the Company is in the process of finalizing its financial results for the fourth quarter and fiscal year 2021, and therefore the Company’s finalized and audited results and final analysis of those results are not yet available. The preliminary expectations regarding 2021 revenues, net loss, cash used in operating activities and year-end cash and cash equivalents are subject to management’s review and actual results could differ from management’s expectations. The actual results are also subject to audit by the Company’s independent registered public accounting firm and no assurance is given by the Company’s independent registered public accounting firm on such preliminary expectations. You should not draw any conclusions as to any other financial results as of and for the year ended December 31, 2021 based on the foregoing estimates. These forward-looking statements speak only as of the date hereof. The Company does not undertake to update or revise any forward-looking statements. A further description of risks and uncertainties can be found in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its reports on Form 10-Q and Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOVIS ONCOLOGY, INC.

January 10, 2022	By:	/s/ Paul Gross
	Name:	Paul Gross
	Title:	Executive Vice President and General Counsel